                                                                  Exhibit 10.1

                               CAPACITY AGREEMENT





                                 By and Between:

                               Interstate FiberNet

                                       And

                          Entergy Technology Company









                          Dated as of February 1, 1997

                               TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS.......................................................  4

  1.1 Available Capacity....................................................  4

  1.2 Delinquent Amounts....................................................  5

  1.3 Gross Revenue.........................................................  5

  1.4 House Account.........................................................  5

  1.5 Total Revenue Commitment..............................................  6

  1.6 Sales Target..........................................................  6

  1.7 Special Seller Facilities.............................................  6

ARTICLE 2 CAPACITY..........................................................  6

  2.1 Capacity..............................................................  6

ARTICLE 3 PAYMENT...........................................................  7

  3.1 Rates and Charges.....................................................  7

  3.2 Taxes.................................................................  7

  3.3 Billing...............................................................  8

  3.4 Late Payments.........................................................  8

ARTICLE 4 ALLOWANCE FOR INTERRUPTION........................................  8


ARTICLE 5 RIGHTS AND RESPONSIBILITIES OF IFN................................  9

  5.1 Use of Capacity and Special Seller Facilities.........................  9

  5.2 Damages by IFN........................................................  9

  5.3 Interference.......................................................... 10

ARTICLE 6 TERM.............................................................  10

  6.1  Effective Date......................................................  10

  6.2  Termination of Agreement............................................  10

  6.3  Service Termination Rights..........................................  12

  6.4  Termination of Exclusivity..........................................  13

ARTICLE 7 ADDITIONAL COVENANTS.............................................  13

  7.1  Covenants of ETC....................................................  13

  7.2  Covenants of ETC and IFN............................................  14

ARTICLE 8 REPRESENTATIONS AND WARRANTIES...................................  14

  8.1  Authorization.......................................................  14

  8.2  Binding Obligation..................................................  15

  8.3  Proceedings.........................................................  15

ARTICLE 9 WARRANTY; LIMITATION OF LIABILITY................................  15

ARTICLE 10 CUMULATIVE REMEDIES.............................................  17

ARTICLE 11 OTHER VENTURES..................................................  17

ARTICLE 12 MISCELLANEOUS...................................................  18

  12.1 Relationship of the Parties.........................................  18

  12.2 Partial Exercise of Rights..........................................  19

  12.3 Force Majeure.......................................................  19

  12.4 Compliance with Applicable Law and Regulation.......................  20

  12.5 Notices.............................................................  20

  12.6 Entire Agreement; Amendment.........................................  21

  12.7 Limitation on Benefits of this Agreement............................  21

  12.8 Binding Effect......................................................  22

  12.9 Governing Law.......................................................  22

12.10 Survival of Terms....................................................  22
12.11 Headings.............................................................  22
12.12 Pronouns.............................................................  23
12.13 Severability.........................................................  23
12.14 Assignment...........................................................  23
12.15 Counterparts.........................................................  24
12.16 Audit................................................................  24

                                                               ETC DRAFT: 1/8/97

                               CAPACITY AGREEMENT
                               ------------------



     This Capacity Agreement (the "Agreement") is entered into as of February 1, 1997 by and between Interstate FiberNet, a Georgia general partnership ("IFN"), and Entergy Technology Company, a Delaware Corporation ("ETC").

     WHEREAS, ETC desires to market, and IFN desires to act as exclusive agent to market, all of ETC's Available Capacity of the type specified in Exhibit A
                                                                    ---------
hereto;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


ARTICLE 1       DEFINITIONS

     As used herein, the following terms shall have the following meanings unless the context otherwise requires:

          1.1   Available Capacity

     "Available Capacity" means the amount of bandwidth in increments of
     --------------------
equivalent DS-3 channels designated as available to ETC, for inter-city, point-to-point communications, by the Entergy operating companies (Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc. and Entergy New Orleans, Inc.) and/or their affiliate service company (Entergy

Services, Inc.), (together the Entergy Operating Companies, and their service company, shall be referred to as "Entergy"), and made available to IFN as detailed in Exhibit E. The parties agree that IFN's right to use that available capacity may not adversely affect the amount of capacity reserved or used by Entergy and may not subject Entergy to regulation by state or local governments or agencies thereof as a telecommunications utility or common carrier. The parties understand that the telecommunications facilities or capacity made available to ETC by Entergy for other purposes or facilities or capacity which is constructed and/or operated by ETC for other purposes does not constitute "Available Capacity."

          1.2   Delinquent Amounts

     "Delinquent Amounts" means any amounts billed by IFN to customers for the
     --------------------
use of capacity and services on the ETC system, which amounts have not been paid to IFN for at least 180 days after the Customer Due Date (normally 30 days after the Invoice Date).

          1.3   Gross Revenue

     "Gross Revenue" means the gross revenue generated during any calendar month
     ---------------
by from sales of circuits, utilizing the Available Capacity on the ETC system, by IFN to its customers, whether or not IFN has actually received such revenue from such customers, excluding applicable taxes.

          1.4   House Account

     "House Account" means an account developed principally because of ETC's
     ---------------
relationship with a customer based on the customer's needs within or outside the Entergy System geographical service region. Notwithstanding the above, Entergy

Corporation and any of its subsidiaries and affiliates shall always be considered a House Account within the context of this agreement.



          1.5   Total Revenue Commitment

     "Total Revenue Commitment" means the sum total of all revenue, as defined
     --------------------------
by total billings (excluding applicable taxes) by IFN to its customers, attributable to capacity sold on the ETC system.

          1.6   Sales Target

     "Sales Target" means the revenue projections mutually agreed to by IFN and
     --------------
ETC, and accepted as a basis to determine ETC's right to alter the exclusivity of this agreement.

          1.7   Special Seller Facilities

     "Special Seller Facilities" means electronic and optronic equipment, and
     ---------------------------
all other articles of property that may be necessary to create a network of fiber optic transmission capacity throughout the IFN and ETC systems, and to effectively utilize the capacities described in Exhibit A.
                                                ----------

ARTICLE 2       CAPACITY


          2.1   Capacity

          Subject to the terms and conditions contained herein, and to the extent and as specified in the Statement of Capacity and Special Seller Facilities attached as Exhibit A hereto, ETC agrees to make available and IFN
                       ---------
agrees to bring to
market and provide administrative, billing, provisioning, and network management services for, all of ETC's Available Capacity. ETC agrees to provide, at its own expense, certain special facilities and/or equipment required by IFN in order to make ready and market the Available Capacity pursuant hereto (the "Special Seller Facilities"). IFN and ETC agree to share the expense equally for Special Seller Facilities installed on, or adjacent to, ETC facilities that enhance the reliability and/or market potential of both the ETC network, and the IFN network apart from ETC.

ARTICLE 3       PAYMENT


          3.1   Rates and Charges

          In consideration of the provision of the Capacity and Special Seller Facilities described herein by ETC, IFN shall pay ETC the rates and charges set forth in Exhibit B and Exhibit C hereto. The terms of payment of such rates and
         ---------     ---------
charges shall be as set forth in this Article 3 and in Exhibit B.
                                      ---------        ---------

          3.2   Taxes

          IFN shall pay any applicable federal, state or local use, excise or sales taxes in connection with the Capacity and/or Special Seller Facilities furnished to IFN pursuant hereto. Furthermore, IFN and ETC shall cooperate in taking all reasonable actions necessary to minimize, or to qualify for exemptions from, any such taxes, duties or liabilities, including the furnishing of certifications that purchases by IFN are for purposes of resale.

          3.3   Billing

          IFN shall bill its customers on a monthly basis in accordance with Exhibit D hereto (or on such other basis as may be specified in Exhibit D).
---------                                                       ---------

          3.4   Late Payments

          If any payment due hereunder is not received by ETC within 30 days after the Due Date for such payment, the balance due and unpaid shall be subject to a late payment on such delinquent amounts at the rate of 1.5% per month or the maximum lawful rate allowed under applicable law, whichever is lower.

ARTICLE 4       ALLOWANCE FOR INTERRUPTION

          In the case of any Interruption (as defined in Exhibit A hereto) in
                                                         ---------
the Capacity provided under this Agreement, allowance for the period of Interruption with respect to each Route (as defined in Exhibit A hereto)
                                                       ---------
affected by such Interruption, if not due to the fault or negligence of IFN, shall be as follows:

          (a) If the customer's contract contains an Interruption Credit detailed in Exhibit F, Customer shall be credited for an Interruption at the rate as provided in the affected Customer's contracts. If the customer's contract does not detail a specific Interruption Credit, category A shall apply. Notwithstanding the previous sentence, neither Party will enter a contract with a Customer (who is not a customer on the date of the execution of this Agreement) which provides for an interruption credit enumerated in category B or F of Exhibit F, unless the Party receives written consent of the other Party. However, in no event shall the Interruption Credit exceed an amount equal to the Compensation that would have been payable to the to Interstate FiberNet as Gross Revenue with respect to such interrupted Capacity.

          (b) When Capacity provided by ETC includes more than one communications circuit, the Interruption allowance shall apply only to the circuit(s) interrupted.

          (c) An Interruption allowance shall not be applicable for any period during which IFN fails to afford access to any facilities for the purpose of investigating and clearing troubles.


ARTICLE 5       RIGHTS AND RESPONSIBILITIES OF IFN

          5.1   Use of Capacity and Special Seller Facilities

          Capacity and Special Seller Facilities provided by ETC under this Agreement may be used by IFN, among other things, in furnishing services offered to its customers and for operational and administrative purposes directly related to the provision of IFN's authorized services. The Capacity and Special Seller Facilities provided under this Agreement shall not be used by IFN for any unlawful purpose.

          5.2   Damages by IFN

          IFN shall reimburse ETC for damages to facilities of ETC used in providing Capacity under this Agreement or to Special Seller Facilities that is caused by the negligence of IFN or resulting from improper use of such Capacity or Special Seller Facilities by IFN.

          5.3   Interference

          Special Seller Facilities and facilities used by ETC in providing Capacity hereunder may be connected with facilities of IFN and terminal equipment or communications systems provided by IFN or its customers. Unless otherwise agreed by ETC, all facilities provided by IFN or its customers shall be subject to the technical interface specifications set forth in the documents specified in Exhibit A hereto. IFN shall use reasonable efforts to assure that
             ---------
the characteristics and methods of operation of any circuits, apparatuses, facilities, or equipment provided by IFN, which are used in association with facilities used by ETC in providing Capacity or with Special Seller Facilities, shall comply with any requirements with respect thereto set forth in the documents specified in Exhibit A hereto.
                       ---------


ARTICLE 6       TERM

          6.1   Effective Date

          The term of this Agreement shall commence on the date first written above (the "Effective Date") and, unless earlier terminated in accordance with
Section 6.2 or Section 12.3 hereof, shall continue until 12:01 A.M. on the fifth
-----------    ------------
anniversary of the Effective Date. This Agreement may be extended for successive renewal terms of 2 years each (a "Renewal Term") upon the mutual written agreement of the parties hereto.

          6.2   Termination of Agreement

                6.2.1 This Agreement may be terminated by either party, with cause, at any time, upon 90 days' prior written notice to the other party. Such notice shall set forth a description of the cause for termination and provide the non-terminating party an opportunity to cure such cause within 60 days after the date of delivery of such notice. If such cure occurs within such 60-day period, this Agreement shall remain in full force and effect as if such written notice of termination had not been given. If such cure does not occur within such 60-day period, then the termination shall be effective at 11:59 P.M. E.S.T. on the 90th day after the date of delivery of such notice to the nonterminating party. For purposes of this Section, "with cause" shall be deemed to mean: (i) a material breach of this Agreement by the non-terminating party; (ii) the failure of the non-terminating party generally to pay its debts as such debts become due, the admission by such party in writing of its inability to pay its debts as such debts become due, or the making by such party of any general assignment for the benefit of creditors; (iii) the commencement by the non-terminating party of any case, proceeding, or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization, or relief of debtors, or seeking appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its property; or (iv) the commencement of any case, proceeding or other action against the non-terminating party seeking to have any order for relief entered against such party as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of such party or its debts under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors, or seeking appointment of a receiver, trustee, custodian, or other similar official for such party or for all or any substantial part of the property of such party, and (I) such party shall, by any act or omission, indicate its consent to, approval of, or acquiescence in such case, proceeding or action, or (II) such case, proceeding or action results in the entry of an order for relief which is not fully stayed within seven business days after the entry thereof, or (III) such case, proceeding, or action remains undismissed for a period of thirty (30) days or more or is dismissed or suspended only pursuant to
Section 305 of the United States Bankruptcy Code or any corresponding provision of any future United States Bankruptcy law.

                6.2.2 Upon thirty (30) days prior notice, either party shall have the right, without liability to the other, to terminate this Agreement if any material rate or term contained herein and relevant to the Capacity is substantially changed (to the detriment of the terminating party) or found to be unlawful or the relationship between the parties hereunder is found to be unlawful by order of the highest court of competent jurisdiction to which the matter is appealed, or the Federal Communications Commission ("FCC"), or of any other local, state or federal government authority of competent jurisdiction.

          6.3   Service Termination Rights

          In addition to its rights in Sections 6.1 and 6.2 hereof, IFN shall
                                       ------------     ---
have the right, upon 30 day's prior written notice to ETC, to terminate any Special Seller Facility or Capacity, or portion thereof, if such Special Seller Facility or Capacity does not meet the specifications thereof set forth in Exhibit A hereto. Such notice shall set forth a description of the Special
---------
Seller Facility and/or Capacity at issue and the cause for termination thereof. ETC shall have an opportunity to cure such cause within 30 days after the date of delivery of such notice. If such cure occurs within such 30-day period, ETC shall continue to provide, and IFN shall continue to accept, such Special Seller Facility or Capacity as if such written notice of termination had not been given. If such cure does not occur within such 30-day period, then the termination shall be effective at 11:59 P.M. E.S.T. on such 30th day.

          6.4   Termination of Exclusivity

          6.4.1 The Covenant granting IFN the exclusive right to market Available Capacity provided by ETC may be terminated, at ETC's sole discretion, in the event that IFN fails to meet a minimum of 75% of it's Total Revenue Commitment for any three consecutive months beginning in September, 1997, subject to adjustment for any part of the Total Revenue that is not realized as a result of failure by ETC to provide interconnection of Special Seller Facilities to which it has committed. Should IFN and ETC be unable to agree on a Total Revenue Commitment for any subsequent projection year, ETC may, at its sole discretion, terminate the Covenant granting exclusivity to IFN.


ARTICLE 7       ADDITIONAL COVENANTS

          7.1   Covenants of ETC

                7.1.1 ETC hereby covenants to IFN that ETC will not sell or otherwise market the Available Capacity to any other party or otherwise hold itself out as a telecommunications carrier with respect to the Available Capacity, except in the course of developing a relationship with another party based on unique circumstances which would qualify that party as a House Account, or upon the termination of exclusivity as outlined in Section 6.4 of this agreement, or with IFN's consent.

                7.1.2 ETC shall reimburse IFN for damages to facilities of IFN that is caused by the negligence of ETC or resulting from Capacity or Special Seller Facilities that do not meet the specifications set forth or referred to in Exhibit A hereto.
   ---------

          7.2   Covenants of ETC and IFN

          Each party shall promptly notify the other party of any action or proceeding by or before any governmental authority pending or threatened that might restrain, prohibit or invalidate the transactions contemplated by this Agreement within five business days after such party learns of such an action or proceeding. Each party shall cooperate with the other party in connection with any such action or proceeding and shall permit the other party to participate, at such other party's sole expense, in any such pending or threatened action or proceeding.


ARTICLE 8       REPRESENTATIONS AND WARRANTIES

          Each party hereby represents and warrants to the other party hereto as follows:

          8.1   Authorization

          The execution, delivery and performance by such party of this Agreement and all other agreements and documents contemplated hereby, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation by such party of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action of such party (which authorization has not been modified or rescinded and is in full force and effect), and will not: (a) conflict with, or violate any provision of, any term or provision of the organizational documents such party or (b) conflict with, or result in any breach of, or constitute a default under, any Agreement to which such party is a party or by which such party is bound. No other corporate or partnership action of such party is necessary for such party to enter into this Agreement and all other agreements and documents contemplated hereby and to consummate the transactions contemplated hereby and thereby.

          8.2   Binding Obligation

          This Agreement constitutes a valid and binding obligation of such party, enforceable in accordance with its terms. Each agreement or document to be executed by such party pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of such party, enforceable in accordance with its terms.

          8.3   Proceedings

          Such party knows of no action or proceeding by or before any governmental authority pending or threatened that would restrain, prohibit or invalidate the transactions contemplated by this Agreement.


ARTICLE 9       WARRANTY; LIMITATION OF LIABILITY

          The quality of Capacity and Special Seller Facilities provided hereunder shall be consistent with telecommunications industry standards, applicable government regulations, sound business practices, and the specifications set forth or referred to in Exhibit A hereto.
                                           ---------

          ETC shall defend, indemnify, protect and hold harmless IFN, its partners, directors, officers, employees, agents, affiliates and customers from and against any and all losses, damages, liabilities and expenses arising out of any claim(s) or action(s) based on allegation(s) that the use by IFN of the Special Seller Facilities provided by ETC under this Agreement infringes any United States or foreign patent(s) or other proprietary right(s). ETC shall pay all royalties and other costs and expenses, including attorneys' fees, related to the defense, settlement, or disposition of such infringement claim(s) or action(s). IFN shall promptly notify ETC in writing of any such infringement claim or action and, at ETC's sole expense, give ETC any assistance or information reasonably available to IFN for the defense of such claim(s) or action(s).

          Notwithstanding the foregoing, insofar as claim(s) or action(s) are made by third parties with respect to the utilization by IFN of the Special Seller Facilities provided by ETC pursuant to this Agreement, IFN shall defend, indemnify, protect and save harmless ETC and its stockholders, directors, officers, employees, agents, affiliates and customers from and against any and all losses, damages, liabilities and expenses arising out of any claim(s) or action(s) based on allegation(s) that the combination of the Special Seller Facilities provided under this Agreement and any circuit, apparatus, system, or facility provided by IFN infringes on any United States or foreign patent(s) or other proprietary right(s). ETC shall promptly notify IFN in writing of any such infringement claim or action and, at IFN's sole expense, give IFN any assistance or information reasonably available to ETC for the defense of such claim(s) or action(s).

          ETC's liability, if any, arising out of delays in commencement or restoration of the Capacity or Special Seller Facilities to be provided under this Agreement or out of mistakes, accidents, omissions, interruptions, delays, or errors or defects in transmission in the provision of Capacity or Special Facilities hereunder shall in no event exceed the amount of the credit, if any, available under Article 4 hereof. EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 9
                ---------                                            ---------
OR IN ARTICLE 4, SECTION 5.2, OR SECTION 7.1.2 HEREOF, IN NO EVENT SHALL EITHER
      ---------  -----------     -------------
PARTY HERETO BE LIABLE TO THE OTHER PARTY OR THE OTHER PARTY'S CUSTOMERS OR CLIENTS OR ANY OTHER PERSON, FIRM OR

ENTITY IN ANY RESPECT, INCLUDING, WITHOUT LIMITATION, FOR ANY DAMAGES, EITHER DIRECT, INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL, ACTUAL, PUNITIVE, OR ANY OTHER DAMAGES, OR FOR ANY LOST PROFITS OF ANY KIND OR NATURE WHATSOEVER, ARISING OUT OF MISTAKES, ACCIDENTS, ERRORS, OMISSIONS, INTERRUPTIONS, OR DELAYS, INCLUDING THOSE WHICH MAY BE CAUSED BY REGULATORY OR JUDICIAL AUTHORITIES, RELATING TO THIS AGREEMENT OR THE OBLIGATIONS OF SUCH PARTY PURSUANT TO THIS AGREEMENT. EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 9 ETC MAKES NO WARRANTY,
                                              ---------
WHETHER EXPRESS, IMPLIED, OR STATUTORY, AS TO THE DESCRIPTION, QUALITY, MERCHANTABILITY, COMPLETENESS OR FITNESS FOR ANY PURPOSE OF THE CAPACITY OR SPECIAL SELLER FACILITIES PROVIDED HEREUNDER OR AS TO ANY OTHER MATTER.

ARTICLE 10      CUMULATIVE REMEDIES

     Except as otherwise specifically provided for herein, the remedies set forth herein shall be cumulative, and shall not preclude any party from asserting any other rights or seeking any other remedies against the other party, or such other party, successors or permitted assigns, pursuant to this Agreement, as provided under other agreements, and as provided by applicable law.

ARTICLE 11      OTHER VENTURES

     Both parties may engage in and possess interests in other business ventures of any nature whatsoever, and may conduct all activities, including activities in connection with telecommunications services and the operation of fiber optic transmission facilities, except as specifically and explicitly limited pursuant to this Agreement. Nothing in this Agreement is intended, or shall be interpreted, to restrict either party in connection with any such activity, including activity which is competitive with the activities contemplated pursuant to this Agreement, so long as a party does not violate any specific, explicit restriction or obligation set forth in this Agreement.


ARTICLE 12      MISCELLANEOUS

         12.1   Relationship of the Parties

         Nothing in this Agreement shall be deemed to create any relationship between ETC and IFN other than that of independent parties contracting with each other solely for the purpose of carrying out the provisions of this Agreement. Neither of the parties hereto shall be deemed or construed, by virtue of this Agreement, to be the agent, employee, representative, partner, or joint venture of the other. Neither party is authorized, by virtue of this Agreement, to represent the other party for any purpose whatsoever without the prior written consent of the other party.

         Notwithstanding any other provision of this Agreement, this Agreement applies only to Capacity and Special Seller Facilities provided to IFN, and shall not apply to offerings by IFN of services to IFN's customers. The provision of Capacity and Special Seller Facilities by ETC as set forth in this Agreement does not constitute a joint undertaking with IFN for the furnishing of any service to customers of IFN.

           12.2  Partial Exercise of Rights


           Neither the waiver by either of the parties hereto of a breach or a default under any of the provisions of this Agreement, nor the failure of either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.


           12.3  Force Majeure

           In the event that either party's performance of this Agreement or any obligation hereunder is prevented, restricted or interfered with by causes beyond its reasonable control including, but not limited to, acts of God, fire, explosion, vandalism, storm or other similar occurrence, any law, order, regulation, direction, action or request of the United States government, or of any state or local government, or of any department, agency, commission, court, bureau, corporation or other instrumentality of any one or more such governments, or of any civil or military authority, or by national emergency, insurrection, riot or war, then such party shall be excused from such performance on a day-to-day basis to the extent of such prevention, restriction or interference. Such party shall use reasonable efforts under the circumstances to avoid or remove such causes of nonperformance and shall proceed to perform with reasonable dispatch whenever such causes are removed or cease. If such failure of performance shall be for more than 30 days, then either party hereto may immediately terminate this Agreement, with no liability on the part of any party, by serving written notice to the other party of its intent to so terminate this Agreement.

           12.4  Compliance with Applicable Law and Regulation

           In connection with the matters provided for in this Agreement, each party hereto shall comply with all applicable laws and regulations, including, but not limited to, the Communications Act of 1934, as amended, and the policies, rules and regulations of the FCC. In particular, IFN shall obtain all required authorizations from, and file all required tariffs with, state regulatory authorities and the FCC in order to offer telecommunications services using the Capacity.


           12.5  Notices


           All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by overnight courier, hand delivery (including delivery by courier), telegram, telex, or facsimile transmission, addressed as follows:

           (i)   If to ETC:

                 Entergy Technology Company
                 639 Loyola Ave.
                 New Orleans, LA 70113
                 Attention: General Manager
                 Telecopy No.: 504-576-6633

           (ii)  If to IFN:

                 Interstate FiberNet
                 206 West 9th Street
                 West Point, GA 31833
                 Attention: Chief Financial Officer
                 Telecopy No.706-645-8989

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a telex) the answer back being deemed conclusive (but not exclusive) evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.


           12.6  Entire Agreement; Amendment

           This Agreement (including the Exhibits hereto) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. The terms of this Agreement may only be amended or modified by an instrument in writing executed by the parties hereto.


           12.7  Limitation on Benefits of this Agreement

           It is the explicit intention of the parties hereto that no person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against either of the parties hereto, and that the covenants, undertakings, and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

           12.8  Binding Effect

           Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.


           12.9  Governing Law

           This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of Arkansas (but not including the choice of law rules thereof).


           12.10       Survival of Terms

           The terms and provisions contained in this Agreement that by their sense and context are intended to survive the performance thereof by the parties hereto shall so survive the completion of performance and termination of this Agreement, including, without limitation, provisions for indemnification and the making of any and all payments due hereunder.


           12.11       Headings

           Article, section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

           12.12       Pronouns

           All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or entity may require.


           12.13       Severability

           Except as set forth in Section 6.2.2 hereof, if any part of any
                                  -------------
provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of said provision or the remaining provisions of said agreement.


           12.14       Assignment

           This Agreement shall not be assignable by either party without the prior written consent of the other party hereto, and any such assignment contrary to the terms hereof shall be null and void and of no force and effect; provided, however, that each party may assign this Agreement and its rights
--------  -------
hereunder to any affiliate (as defined below) of such party upon written notice to the other party hereto. In no event shall the assignment by either party hereto of its respective rights or obligations under this Agreement release such party from its respective liabilities and obligations hereunder. For purposes of this Section 12.14, "affiliate" shall mean any person or entity which directly
     -------------
or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such person or entity, and "control" shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by agreement or otherwise).


           12.15 Counterparts

           To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of or on behalf of all of the parties.



           12.16 Audit


           IFN shall, throughout the term of this Agreement and for at least three (3) years thereafter, keep and maintain such time and other records or accounts of IFN and affiliates as are necessary to verify and support all charges billed, or remittances made to, ETC or any of its subsidiaries or affiliates, for the prior three year period from the date of the audit request. This includes, but is not limited to, the verification that any and all material, labor, expenses, and service incurred under this Agreement have been paid. All books and records shall be maintained in accordance with generally accepted accounting principles. Such books and records shall be made available, within five (5) days or less of the request, at IFN's facility in the United States for verification, copying, audit, and inspection by representatives of Entergy or ETC. IFN shall provide assistance necessary to enable Entergy or ETC to conduct the audit. Any such audit shall be at Entergy's or ETC's expense and conducted during IFN's normal working hours; provided, however, that IFN shall provide reasonable assistance necessary to enable Entergy or ETC to conduct such audit and shall not be entitled to charge Entergy or ETC for any such assistance. Amounts incorrectly or inappropriately invoice or remitted to ETC or IFN, whether discovered prior to or subsequent to payment by either party, shall be adjusted or reimbursed to the applicable party within five (5) days notification to IFN of the error.

     Entergy and ETC shall have rights to information, records, and books of subsidiaries and affiliates of IFN involving execution of this contract.

           IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.



                                IFN:

                                    Interstate FiberNet

                                    By:  ITC Transmission Systems, Inc.,
                                         Managing Partner

                                         By: /s/ Andrew M. Walker
                                             -------------------------------

                                         Name: /s/ Andrew M. Walker
                                               -----------------------------
                                         Title: President & CEO
                                                ----------------------------

                                ETC:

                                    Entergy Technology Company


                                         By:    /s/ Earl J. Frederic
                                             -----------------------------

                                         Name:   Earl J. Frederic
                                                 ----------------

                                         Title:  General Manager
                                                 ---------------

                                  Exhibit A
                                  ---------

                 Statement of Capacity and Special Seller Facilities


1.               Type of Capacity

                 .  DS1
                 .  DS3
                 .  VT1
                 .  STS1
                 .  STS12
                 .  OC-3
                 .  OC-3c
                 .  OC-12
                 .  OC-48

2.               Technical Specifications Packages
                 ---------------------------------

                 The compatibility requirements, technical specifications, and generic requirements for service terminated at the customers designated locations are referenced in Technical Reference ANSI T1.404-1989 ANSI T1.403-1989 and ANSI T1.105-1991.

                 DS3 interface combinations and technical specifications are referenced in Bellcore TR-INS-000342.

                 DS1 interface combinations and technical specifications are referenced in Bellcore TR-NPL-000054.

                 STS-1, OC-1, OC-12 interface combinations and technical specifications are referenced in BellSouth Telecommunications, Inc. Technical Reference TR-73582.

                 ETC/Entergy Co-Location DS-3 interface technical specifications are referenced in Entergy Technical Template #ETC/ENT-TT-001.dwg attached to this exhibit.

3.               Description of Special Seller Facilities
                 ----------------------------------------
                 Any ancillary equipment needed to utilize the capacities described in Paragraph 2 above. All equipment shall meet applicable industry standards.

                 Interruption Definition & Calculation Procedures
                 ------------------------------------------------
                 Allowance for Interruption of Service: An "Interruption" means any two (2) second interval with a complete interruption of transmission or a bit error rate worse than I x 10/9/ for a particular communications path within a route between two Lessor POPs (a "Route").

Exhibit B
---------
                                Rates and Charges


Rates and Charges:
-----------------

IFN shall compensate ETC for the use of the Capacity and Special Seller Facilities as a percentage of gross revenue generated from sales to IFN's customers (less any taxes billed) for all individual circuits sold by IFN during a calendar month on the Entergy backbone communications network and defined as Available Capacity. The percentage of gross amounts received by ETC during a calendar month will be based upon IFN's sale of Available Capacity on the Entergy system, and calculated in accordance with Exhibit C as follows:

R(ETC) = Revenue to ETC
R(CKT) = Revenue credited to a circuit
VH ROUTE = V&H(Air) Miles

Circuits which originate and terminate on, and traverse only, the ETC system:

         R(ETC) = R(CKT) x Exhibit C Percentage

Circuits which originate and/or terminate on and/or off the ETC system, and partially traverse the ETC system:

         R(ETC) = R(CKT) x ETC (VH ROUTE)       X  Exhibit C Percentage
                           --------------
                           ETC (VH ROUTE) +
                               IFN (VH ROUTE)



DS1/DS3 Price Floors and OC-N Pricing:
-------------------------------------

ETC and IFN agree that: (1) on at least an annual basis they will agree on a minimum acceptable price for DS1 and DS3 circuits; (2) with respect to OC-N pricing, IFN must obtain approval for all OC-N (OC-3, 12, 24, etc.) system pricing and service terms prior to accepting an order for such a system, and ETC will not unreasonably withhold approval of such system pricing and service terms; (3) they may agree to revise a Price floor at any time; and (4) the intent of setting Price Floors for services is to ensure that ETC will receive compensation for all circuits incorporated by a reasonable cash flow and a reasonable return on investment in the Network.

Terms of Payment:
----------------

By the tenth (20th) day of each month, IFN will pay ETC compensation calculated pursuant to the formula set forth in Schedule A, and using revenue from the previous month regardless of whether the revenue is received from customers. At such time, IFN shall also provide ETC with a summary of its calculations of all amounts due to ETC pursuant to this Agreement for the preceding month. Exhibit D
                                                                       ---------
details the methodology that IFN uses to bill its customers.

IFN's obligation to pay ETC the compensation set forth above shall be subject to IFN's right to deduct from any such compensation Delinquent Amounts, plus all of IFN's out-of-pocket costs of collection of such amounts, including, but not limited to, attorney's fees and disbursements and collection agency fees, provided, however, that ETC shall not be responsible for reimbursing IFN for any of IFN's out-of-pocket costs of collection from any customer that are in excess of an amount equal to Delinquent Amounts actually received from such customer as a result of IFN's collection activities. IFN will notify ETC within 60 days after an amount becomes delinquent of any amounts that are at risk of not being collected. IFN will use reasonable and customary efforts to collect Delinquent Amounts during such 180 day period. If IFN receives any Delinquent Amount from any customer after having been reimbursed by ETC for such amount, IFN will promptly forward such amount to ETC.

Exhibit C
---------
                              Compensation Schedule


Section 1.0
-----------

IFN shall compensate ETC for the use of capacity and special seller facilities, except in the case of House Accounts, as follows:


1.   ETC shall receive, on a monthly basis, 75% of Gross Revenue when Gross
           Revenue is at or below a level of $250,000.

2.   ETC shall receive, on a monthly basis, 85% of the portion of Gross Revenue above $250,000 when Gross Revenue is above a level of $250,000 and at or below a level of $300,000.

3.   ETC shall receive, on a monthly basis, 84% of the portion of Gross Revenue above $300,000 when Gross Revenue is above a level of $300,000 and at or below a level of $350,000.

4.   ETC shall receive, on a monthly basis, 83% of the portion of Gross Revenue above $350,000 when Gross Revenue is above a level of $350,000 and at or below a level of $400,000.

5.   ETC shall receive, on a monthly basis, 82% of the portion of Gross Revenue above $400,000 when Gross Revenue is above a level of $400,000 and at or below a level of $450,000.

6.   ETC shall receive, on a monthly basis, 81% of the portion of Gross Revenue above $450,000 when Gross Revenue is above a level of $450,000 and at or below a level of $500,000.

7.   ETC shall receive, on a monthly basis, 80% of the portion of Gross Revenue above $500,000 when Gross Revenue is above a level of $500,000.


House Accounts:
--------------

1.   ETC shall receive, on a monthly basis, 85% of Gross Revenue attributable to
           House Accounts.

Section 2.0
-----------

Commencing in April, 1997 and each April thereafter for the term of this agreement, IFN will meet with ETC and provide ETC with revenue projections for the subsequent twelve month period, beginning in July of the projection year. Upon agreement between IFN and ETC, these projections will become IFN's Sales Target for the applicable twelve month period.

                                    Exhibit D
                                    ---------


IFN shall bill its customers monthly, in advance, on the 20th day of the month for their use of capacity on ETC's network. The first month of service will be billed in arrears as a partial month in the next billing cycle if it is installed after the 20th day of the month and as a partial month in the current billing cycle if it is installed prior to the 20th day of the month.

IFN will promptly provide ETC a detail of (1) the current month billing journal and (2) a detail of all circuits and the contract rate of those circuits installed after the 20th day of the month and not included in the current month's billing cycle, by the 2nd business day of the month that such circuits are either billed or installed.

The above detail will be attached to the remittance to ETC to support the calculation of the compensation paid by IFN determined under Exhibit B of this
                                                             ---------
Agreement.

IFN will be required to compensate ETC only for charges that are actually billed by IFN to IFN's customers.

 Exhibit E
 ---------

                              Available Capacity

                                February 1, 1997

          Segment                        Capacity (DS-3)    SONET
Arkansas:
          Little Rock-Pine Bluff                 36           YES
          Pine Bluff-Lake Village                36           YES

Arkansas-Louisiana:
          Lake Village-West Monroe               9            YES

Arkansas-Mississippi:
          Lake Village-Jackson                   36           YES

Mississippi-Louisiana
          Jackson-New Orleans                    36           YES

Mississippi:
          Jackson-Southaven                      36           YES

Louisiana:
          New Orleans-Baton Rouge                36           YES
          Baton Rouge-Scott                      36           YES
          Scott-Lake Charles                     36           YES

Louisiana-Texas:
          Lake Charles-Beaumont                  36           YES

Texas:
          Beaumont-Conroe                        36           YES
          Conroe-Navasota                        36           YES
          Navasota-Bryan                         36           YES
          Conroe-Grangerland                     12           YES

                                  33

Exhibit F
---------



                             Interruption Credits

===============================================================================
   Customer                             Interruption Credit
==============================================================================-
     A                                 In excess of 2 hours,

                                   1/1440/1/ times Contract Rate/1/
                                             -----
===============================================================================
     B                       5 mins. to 2hours-30% times Contract Rate
                                                    -----

                             2 hours-3hours-60% times Contract Rate
                                                -----

                             3 hours-4hours-90% times Contract Rate
                                                -----

                             4 or more hours-100% times Contract Rate
                                                  -----
===============================================================================
     C                         30 mins. or less-0% times Contract Rate
                                                   -----

                               30 mins.-1 hour-2% times Contract Rate
                                                  -----

                     each hour above 1 hour-additional 5% times Contract Rate
                                                          -----

                      (capped at 50% times Contract Rate for a single outage)
                                     -----
================================================================================
     D                      1/1440 for each hour times Contract Rate
                                                 -----
================================================================================
     E                     1/1440 for each half hour times Contract Rate
                                                     -----
================================================================================
     F                     10 mins. to 2 hours-20% times Contract Rate
                                                   -----

                            2 hours-12 hours-50% times Contract Rate
                                                 -----

                           12 hours-24 hours-75% times Contract Rate
                                                 -----

                           24 hours or more-100% times Contract Rate
                                                 -----

================================================================================

/1/  Explanation of Outage Denominator: 2 half hours per hour times 24 hours per
                                                              -----
day times 30 days per month = 1440 potential credit increments per month.
    -----


/2/  Contract Rate means the monthly rate such customer pays.

                                      34